UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________________
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 9, 2026
TRI-STATE GENERATION AND
TRANSMISSION ASSOCIATION, INC.
(Exact name of Registrant as specified in its charter)

Colorado		333-212006	84-0464189
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

1100 W. 116th Avenue
Westminster	,	Colorado	80234
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (303) 452-6111
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 2.04    Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
On January 9, 2026, Tri-State Generation and Transmission Association, Inc. (“Tri-State”) received internal notification that certain state unemployment taxes (collectively, the “Taxes”) were not timely paid. The total amount for the Taxes, inclusive of interest and penalties, was less than $1 million. In some instances, the failure to timely pay the Taxes resulted in tax liens. Tri-State has since paid the Taxes, interest and penalties in all states in which the Taxes were owed, thereby satisfying associated tax liens.
Tri-State’s various lending arrangements include covenants related to timely payment of taxes and avoidance of unpermitted liens. Certain of these agreements either identify an unpermitted lien as an event of default or contain cross default provisions, or both, with no specified cure period. Similar tax and unpermitted lien covenants are contained in Tri-State’s Master First Mortgage Indenture, Deed of Trust and Security Agreement, effective as of December 15, 1999, between Tri-State and U.S. Bank Trust Company, National Association, as successor trustee, as amended (the “Master Indenture”). Tri-State determined that the nonpayment of the Taxes and related imposition of tax liens constituted a technical default under the Master Indenture, with an initial 30-day cure period prior to an event of default.
The now cured technical default under various lending arrangements would have permitted the applicable lenders or administrative agents to declare an acceleration of the financial obligations under certain lending arrangements, which could have resulted in Tri-State being responsible to repay approximately $950 million. During the initial cure period, the trustee of the Master Indenture was not permitted to accelerate the debt secured under the Master Indenture.
Because all the Taxes have been paid and all tax liens satisfied, Tri-State considers the default under the Master Indenture and related defaults under other lending arrangements to be cured and no longer continuing, and the applicable lenders or administrative agents have no continued right to accelerate Tri-State’s debt under the terms of the applicable lending arrangements. Tri-State is refreshing its systems and protocols to prevent a recurrence of this or similar issues.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 13, 2026, Tri-State received notification from Julie Kilty, the Secretary of Tri-State and the director representing Wyrulec Company on Tri-State’s Board of Directors, that she was resigning from her position as Secretary and a director on Tri-State’s Board of Directors effective immediately. To Tri-State’s knowledge, Ms. Kilty’s resignation is not due to any disagreement with Tri-State.
Forward-Looking Statements
Certain statements included in this Current Report on Form 8-K that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “project,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, refreshing Tri-State’s systems and protocols. These statements are based on various assumptions, whether or not identified in this Current Report or the exhibit hereto, and on the current expectations of management and are not predictions of actual events.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

Date: January 15, 2026	By:	/s/ Bryan R. Davis
Bryan R. Davis
Senior Vice President/Chief Financial Officer